UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_________________________________________________________________

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PEABODY ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PEABODY ENERGY CORPORATION
APRIL 7, 2026
SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2026

Explanatory Note

This supplement (this “Supplement”) to the definitive proxy statement filed by Peabody Energy Corporation (the “Company”) with the Securities and Exchange Commission on March 26, 2026 (the “Proxy Statement”) relating to the Company’s 2026 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on Thursday, May 7, 2026 (the “2026 Annual Meeting”) is being filed solely to correct an inadvertent error with respect to the description of the voting standard for Proposal 3 – Approval of the Peabody Energy Corporation 2026 Incentive Plan (“Proposal 3”).

Except as specifically supplemented by the information contained below, all information set forth in the Proxy Statement remains unchanged.

The paragraph under the heading “Proposal 3 — Approval of Peabody Energy Corporation 2026 Incentive Plan—Required Vote and Recommendation of the Board” on page 67 of the Proxy Statement, which states the voting standard applicable to Proposal 3, is revised to read as follows:
The affirmative vote of a majority of the shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote on the matter is required for approval of our 2026 Incentive Plan. Abstentions will count as a vote against this proposal. Broker non-votes will not affect this proposal. Unless instructions to the contrary are specific in a proxy properly voted and returned through available channels, the proxies will be voted FOR this proposal.

The paragraph under the heading “Appendix A: Questions and Answers—Q: What vote is required to approve the proposals?” on page A-3 of the Proxy Statement is revised to read as follows:
In the election of directors (Proposal 1), the number of shares voted “For” a nominee must exceed 50% of the number of votes cast with respect to such nominee’s election for such nominee to be elected. Votes cast exclude abstentions and broker non-votes. If the number of shares voted “For” a nominee does not exceed 50% of the number of votes cast with respect to such nominee’s election, our Corporate Governance Guidelines require that such nominee promptly tender his or her resignation to the Chair of the Board following certification of the stockholder vote. The proposals to approve, on an advisory basis, our Named Executive Officers’ compensation (Proposal 2), to approve the Peabody Energy Corporation 2026 Incentive Plan (Proposal 3) and to ratify the appointment of Ernst & Young LLP (Proposal 4), will require approval by the holders of a majority of the shares present in person or represented by proxy at the 2026 Annual Meeting and entitled to vote on the respective matters. Abstentions will count as a vote against these proposals, and broker non-votes, if any, will have no effect on these proposals. Votes will be tabulated by the independent inspector of election appointed for the 2026 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

The Company urges you to read the Proxy Statement and this Supplement in their entirety. This Supplement does not change the proposals to be acted upon at the 2026 Annual Meeting, which are described in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted your shares or submitted your proxy, you do not need to take any action unless you wish to change your vote.